EXHIBIT 21.0

SUBSIDIARIES OF THE COMPANY

The following are the Company's subsidiaries as of the close of the fiscal year ended June 30, 2007. All beneficial interests are wholly-owned, directly or indirectly, by the Company, except for Napco Gulf security Group of which the Company owns 51%,and are included in the Company's consolidated financial statements.

Name                                              State or Jurisdiction of Organization
----                                              -------------------------------------

Alarm Lock Systems, Inc.                          Delaware

Continental Instruments, LLC                      New York

Napco Security Systems International, Inc.        New York

Napco/Alarm Lock Exportadora, S.A.                Dominican Republic

Napco/Alarm Lock Grupo Internacional, S.A.        Dominican Republic
(formerly known as NSS Caribe, S.A.)

Napco Group Europe, Limited                       England

Napco Gulf Security Group, LLC                    New York

Napco Americas                                    Cayman Islands